Exhibit 99.2

FORM OF MAIL-IN VOTING CARD OF

NIKKO CORDIAL CORPORATION

(Translation)

Postcard

168-8766

Postage paid by addressee

Valid through December 18, 2007

(Addressee)

Nikko Cordial Corporation

c/o The Chuo Mitsui Trust and Banking Company, Limited

Stock Transfer Agency Department

8-4, Izumi 2-chome, Suginami, Tokyo

*	Because the column below will be read by the machine, please keep it clean.

Shareholder Number:

Number of voting rights:             unit(s)

(Number of shares consisting one unit:    shares)

Particulars of shares owned: Total: shares Breakdown: Shareholder register: shares Beneficial shareholder register: shares

In connection with the mailing of the voting card, please cut off this slip and post it so as to reach the addressee by 5 p.m. on December 18, 2007.

Attention

*	Mail this postcard without affixing stamp.
*	Do not use this postcard on or after December 19, 2007.

Voting Card

To: Nikko Cordial Corporation

Shareholder Number:

Number of voting rights:                     unit(s)

I hereby exercise my voting rights as follows (as indicated by circling “Approve” or “Disapprove”), with respect to the matters submitted for resolution at the Extraordinary General Shareholders Meeting of Nikko Cordial Corporation to be held on December 19, 2007 (including any continued or adjourned meetings).

                    , 2007

Failure to indicate approval or disapproval of any proposed resolution item shall be deemed an approval of such item.

Nikko Cordial Corporation

Resolution Items	Item 1	Item 2
Approval or disapproval	Approval	Approval
	Disapproval	Disapproval

Please refer to the convocation notice with regard to the treatment if you exercise voting rights more than once.

Zip code:

Address:

Shareholder name:

When you attend the General Shareholders Meeting, please surrender this voting card to the reception desk at the meeting without cutting off the portion below.

cut here

Attention

1.	If you cannot attend the General Shareholders Meeting, please indicate your approval or disapproval on the voting card and submit it so as to reach the addressee by 5 p.m. on December 18, 2007.
2.	To indicate your approval or disapproval, please mark a circle clearly using a black ball-point pen.
3.	If you exercise your voting rights by electronic means, please access to the website below by entering your voting code and password and exercise your voting rights by 5 p.m. December 18, 2007. In this case, you do not need to return the voting card.

Voting website:

Your voting code:

Your password:

Nikko Cordial Corporation

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